UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

ECO  BUILDING  PRODUCTS,  INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53875	20-8677788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 West Vista Way,
Vista, CA 92083
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 760-732-5826

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

$500,000 Loan Agreement

On February 14, 2014, Eco Building Products, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with an institutional investor (the “Lender”) providing for loan (the “Loan”) in an aggregate principal amount of $500,000 (the “Purchase Price”).  In connection with the Loan Agreement, the Company issued a Secured Promissory Note (the “Secured Note”) in exchange for the Purchase Price. The Secured Note has an interest rate per day equal to 0.1% and a maturity date of May 14, 2014. The Company has the option to prepay all or any portion of the Purchase Price; however, the prepayment amount must be in an amount not less than $25,000.  Pursuant to the Loan Agreement, the Company has agreed to direct Home Depot, Inc. to make payment of all amounts due under current purchase orders directly to the Lender. In the event the Secured Note is not repaid on the Maturity Date, then the Lender, in its sole discretion, may exchange the Secured Note for a 10% Senior Secured Convertible Debenture (the “Convertible Debenture”).  The Convertible Debenture is due on demand,  has an interest rate of 10% per annum and the Lender has the right to convert the Debenture in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at any time at a conversion price equal to 50% of the lowest trading price of the Company lowest trading price of the Common Stock quoted by Bloomberg L.P. for the 20 trading days immediately preceding the applicable conversion notice (the “Debenture Conversion Price”). The Debenture Conversion Price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the Debenture Conversion Price.

The Company also granted the Lender a security interest in certain Company assets to secure the repayment of the Secured Note under a Security Agreement that was executed in connection with the Loan Agreement.

The Secured Note and the Convertible Debenture was issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the Lender may sell the Secured Note, Convertible Debenture or the underlying Common Stock only pursuant to an effective registration statement under the Securities Act covering the resale of those securities, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

$675,000 Series B Preferred Stock Financing

On February 26, 2014, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) providing for the issuance and sale by the Company (the “Offering”) of  6,750 shares of the Company’s Series B 12% Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), for a purchase price of $675,000 (the “Financing”) which are convertible into shares of the Company’s common stock (the “Common Stock”).   The closing of the sale of these securities took place on February 27, 2014 (the “Closing”).

Subject to certain ownership limitations as described below, shares of Preferred Stock are convertible at any time at the option of the holder into shares of Common Stock (the “Conversion Shares”) at a conversion price equal to 60% of the lowest VWAP during the 20 trading day period immediately prior to the applicable conversion date, subject to adjustment (the “Conversion Price”). The shares of Preferred Stock are convertible into Common Stock by dividing the Stated Value (defined below) of such share of Preferred Stock by the Conversion Price. The Conversion Price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the Conversion Price. Subject to limited exceptions, holders of shares of Preferred Stock will not have the right to convert any portion of their Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion.

In connection with the Financing, the Company agreed to file an Information Statement on Schedule 14C with the SEC and any other necessary paperwork with the State of Colorado to increase its authorized shares of common stock to 10,000,000,000 shares.  As of the date hereof, the Company has reached its current authorized common stock amount of 2,000,000,000 shares.

Shares of Preferred Stock have a liquidation preference equal to the stated value of each share of Preferred Stock or $100 per share (the “Stated Value”) plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing. The shares of Preferred Stock do not have any voting rights other than if the Company seeks to alter or adversely affect the rights of the Preferred Stock.

The Preferred Stock was issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the Investor may sell the Preferred Stock or the Conversion Shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The Loan Agreement, the Secured Note, the Security Agreement, the Convertible Debenture, the Purchase Agreement and  the certificate of designation of preferences, rights and limitations of the Preferred Stock, are filed hereto as Exhibits 10.1, 4.1, 10.2, 4.2, 10.3 and  4.3, respectively, to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

 Item 3.02     Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Financing and sale of Preferred Stock, on the Closing, the Company filed a Certificate of Designation of Series B 12% Convertible Preferred Stock (the "Certificate of Designation") with the Secretary of State for the State of Colorado. The Certificate of Designation became effective on the Closing. The summary of the rights, powers, and preferences of the Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is attached as Exhibit 4.3 and incorporated herein by reference.

Item 8.01     Other Events.

On March 3, 2014, the Company issued a press release regarding the Loan and the Financing described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Filing Method
Exhibit 4.1	Secured Note dated February 14, 2014.	Filed herewith
Exhibit 4.2	Convertible Debenture date February 14, 2014.	Filed herewith
Exhibit 4.3	Certificate of Designation for the Series B 12% Convertible Preferred Stock.	Filed herewith
Exhibit 10.1	Loan Agreement dated February 14, 2014.	Filed herewith
Exhibit 10.2	Security Agreement dated February 14, 2014.	Filed herewith
Exhibit 10.3	Purchase Agreement dated February 26, 2014.	Filed herewith
Exhibit 99.1	Press Release dated March 3, 2014.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC

Date: March 3, 2014	By:	/s/ Steve Conboy
Steve Conboy
Chief Executive Officer